                                                                     EXHIBIT 21



                           Subsidiaries of Registrant
                           --------------------------



         The Company has the following subsidiaries, all of which are wholly owned and included in the consolidated financial statements.



                                                            State or Country
Name of Subsidiary                                          of Incorporation
------------------                                          ----------------

BEM Services, Inc.                                          Ohio

Brush Wellman Inc.                                          Ohio

Brush Ceramic Products Inc.                                 Arizona

Brush International, Inc.                                   Ohio

Brush Resources Inc.                                        Utah

Brush Wellman GmbH                                          Germany

Brush Wellman (Japan), Ltd.                                 Japan

Brush Wellman Limited                                       England

Brush Wellman (Singapore) Pte Ltd.                          Singapore

Circuits Processing Technology, Inc.                        California

Technical Materials, Inc.                                   Ohio

Williams Advanced Materials Inc.                            New York

Williams Advanced Materials Pte Ltd.                        Singapore

Zentrix Technologies Inc.                                   Arizona